News Release

AMERIS BANCORP ANNOUNCES THIRD QUARTER 2026 FINANCIAL RESULTS

Highlights of Ameris’s results for the third quarter of 2026 include the following:
•Net income of $116.1 million, or $1.73 per diluted share
•Return on average assets of 1.61%
•Return on average tangible common equity(1) of 15.01%
•Efficiency ratio of 49.32%
•Growth in average earning assets of $300.5 million, or 4.5% annualized
•Loan growth of $173.1 million, or 3.1% annualized
•Deposit growth of $319.4 million, or 5.6% annualized
•Noninterest-bearing deposits represent 29.2% of total deposits
•Annualized net charge-offs declined to 0.19% of average total loans
•Tangible book value(1) growth of $0.55 per share, or 4.8% annualized, to $45.65 at September 30, 2026

ATLANTA, GA, October 22, 2026 - Ameris Bancorp (NYSE: ABCB) (the “Company” or “Ameris”) today reported net income of $116.1 million, or $1.73 per diluted share, for the quarter ended September 30, 2026, compared with $106.0 million, or $1.54 per diluted share, for the quarter ended September 30, 2025.

For the year-to-date period ending September 30, 2026, the Company reported net income of $278.0 million, or $4.13 per diluted share, compared with $303.8 million, or $4.41 per diluted share, for the same period in 2025.

Commenting on the Company’s results, Palmer Proctor, the Company’s Chief Executive Officer, said, “Ameris delivered another strong quarter, reflecting our consistent focus on profitable growth, expense discipline and prudent balance sheet management. We achieved a net interest margin of 3.87%, with mid-single-digit growth in average earning assets and deposits. Return on average assets exceeded 1.60%, and our efficiency ratio improved to below 50%. Our capital position, core funding base and credit reserves remain strong, providing a solid foundation as macroeconomic conditions evolve. We remain measured in our approach to growth, maintaining disciplined underwriting and carefully allocating capital. We are confident in the strength of our Southeast franchise and remain focused on deepening customer relationships and driving disciplined organic growth. As always, our strategic decisions will be guided by the best long-term interests of the Company and our shareholders.”

Net Interest Income and Net Interest Margin
Net interest income on a tax-equivalent basis (TE) was $258.6 million in the third quarter of 2026, an increase of $5.2 million, or 2.0%, from last quarter and $19.7 million, or 8.2%, compared with the third quarter of 2025. The Company's average earning assets increased during the quarter by $300.5 million, or 4.5% annualized, primarily due to an increase of $260.0 million in average portfolio loans outstanding and an increase of $99.3 million in the average balance of investment securities, which was partially offset by a decrease of $80.7 million in average loans held for sale.

The Company's net interest margin was 3.87% for the third quarter of 2026, a decrease of one basis point from the second quarter of 2026 and a seven basis point improvement from the third quarter of 2025.

Yields on earning assets increased one basis point during the quarter to 5.62%, compared with 5.61% in the second quarter of 2026. This increase is primarily related to a three basis point increase in yield on portfolio loans outstanding and a 29 basis point increase in yield on loans held for sale, which was partially offset by a 10 basis point decrease in yield on taxable investment securities during the third quarter of 2026.

The Company’s total cost of funds increased three basis points to 1.94% in the third quarter of 2026, compared with 1.91% in the second quarter of 2026, and improved 11 basis points compared with the third quarter of 2025. Deposit costs increased five basis points during the third quarter of 2026 to 1.82%, compared with 1.77% in the second quarter of 2026. The cost of interest-bearing deposits during the quarter was 2.58%, an increase of six basis points compared with the second quarter of 2026.

Noninterest Income
Noninterest income decreased $9.4 million, or 12.7%, in the third quarter of 2026 to $64.2 million, compared with $73.5 million for the second quarter of 2026, driven primarily by a $7.2 million decrease in gain on securities. Mortgage banking activity decreased $3.3 million, or 10.1%, to $29.2 million in the third quarter of 2026, compared with $32.5 million for the second quarter of 2026. Total production in the retail mortgage division decreased $157.9 million, or 13.7%, to $994.4 million in the third quarter of 2026, compared with $1.15 billion for the second quarter of 2026. The retail mortgage open pipeline was $439.9 million at the end of the third quarter of 2026, compared with $609.3 million at the end of the second quarter of 2026. Gain on sale spreads increased to 2.09% in the third quarter of 2026 from 2.04% for the second quarter of 2026. Equipment finance activity increased $1.4 million, or 15.7%, to $10.4 million, compared with $8.9 million for the second quarter of 2026. Gain on securities was $230,000 for the third quarter of 2026, compared with $7.4 million for the second quarter of 2026. Other noninterest income decreased $317,000, or 3.3%, in the third quarter of 2026 to $9.2 million, compared with $9.6 million for the second quarter of 2026.

Noninterest Expense
Noninterest expense decreased $84.0 million, or 34.6%, to $158.7 million during the third quarter of 2026, compared with $242.7 million for the second quarter of 2026. The decrease was driven by a litigation expense accrual decline of $80.8 million. Adjusted noninterest expense(1) decreased $2.5 million, or 1.5%, compared with the second quarter of 2026, primarily due to decreased mortgage compensation and legal expenses. Management continues to focus on delivering high performing operating efficiency, reflected by an adjusted efficiency ratio(1) of 49.15% in the third quarter of 2026, compared with 50.42% in the second quarter of 2026 and 49.62% in the third quarter of 2025.

Income Tax Expense
The Company's effective tax rate for the third quarter of 2026 was 22.9%, compared with 22.1% for the second quarter of 2026, with the increased rate resulting primarily from the relative impact of higher pre-tax earnings compared with the second quarter of 2026.

Balance Sheet Trends
Total assets at September 30, 2026 were $28.55 billion, compared with $28.49 billion at June 30, 2026 and $27.52 billion at December 31, 2025. During the third quarter of 2026, loans, net of unearned income, increased by $173.1 million, or 3.1% annualized. Loans held for sale decreased to $398.5 million at September 30, 2026 from $623.2 million at December 31, 2025. Debt securities available-for-sale totaled $2.48 billion, compared with $2.46 billion at June 30, 2026 and $2.21 billion at December 31, 2025.

At September 30, 2026, total deposits were $22.91 billion, compared with $22.59 billion at June 30, 2026 and $22.38 billion at December 31, 2025. During the third quarter of 2026, deposits increased $319.4 million, or 5.6% annualized, with interest bearing deposits increasing by $407.2 million and noninterest-bearing deposits decreasing by $87.8 million. The increase in end of period balances was driven primarily by an increase of $399.7 million in money market accounts and an increase of $129.5 million in brokered CDs, which was partially offset by a decrease of $79.8 million in retail CDs. Noninterest-bearing deposits represented 29.2% of total deposits at September 30, 2026, compared with 28.7% at December 31, 2025.

Shareholders’ equity at September 30, 2026 totaled $4.12 billion, an increase of $48.2 million, or 1.2%, from December 31, 2025. The increase in shareholders’ equity was primarily the result of earnings of $278.0 million during the first nine months of 2026, largely offset by share repurchases, dividends declared and a decrease in accumulated other comprehensive income of $97.6 million resulting from changes in interest rates on the Company's investment portfolio. Tangible book value per share(1) increased $1.47 per share, or 4.4% annualized, during the first nine months of 2026 to $45.65 at September 30, 2026. Tangible common equity as a percentage of tangible assets was 11.14% at September 30, 2026, compared with 11.37% at the end of 2025.

Credit Quality
During the third quarter of 2026, the Company recorded a provision for credit losses of $12.6 million, compared with a provision of $17.3 million in the second quarter of 2026. The allowance for credit losses on loans was 1.62% of loans at September 30, 2026, unchanged from the end of 2025. Nonperforming assets as a percentage of total assets increased seven basis points to 0.54% during the quarter. Approximately $38.8 million, or 25.2%, of the nonperforming assets at September 30, 2026 were GNMA-guaranteed mortgage loans, which present minimal loss exposure for the Company. Excluding these government-guaranteed loans, nonperforming assets as a percentage of total assets increased five basis points to 0.40% at September 30, 2026, compared with 0.35% at the end of the second quarter of 2026. The net charge-off ratio was 19 basis points for the third quarter of 2026, compared with 20 basis points for the second quarter of 2026.

Share Repurchase Program
The Company's board of directors, on October 16, 2026, authorized the Company to repurchase up to $200.0 million of its outstanding common stock. Repurchases of shares, which are authorized to occur through October 31, 2027, will be made, if at all, in accordance with applicable securities laws and may be made from time to time in the open market or by negotiated transactions. The amount and timing of repurchases will be based on a variety of factors, including share acquisition price, regulatory limitations and other market and economic factors. The program does not require the Company to repurchase any specific number of shares. The board's authorization is a continuation and replenishment of the Company's previously announced share repurchase program which was set to expire on October 31 and under which the Company has repurchased $134.6 million of its outstanding common stock in the past 12 months.

Conference Call
The Company will host a teleconference at 9:00 a.m. Eastern time on Friday, October 23, 2026, to discuss the Company's results and answer appropriate questions. The conference call can be accessed by dialing 1-844-481-2939. The conference call ID is Ameris Bancorp. A replay of the call will be available beginning one hour after the end of the conference call until October 30, 2026. To listen to the replay, dial 1-855-669-9658. The conference replay access code is 7791097. The financial information discussed will be available on the Investor Relations page of the Ameris Bank website at ir.amerisbank.com. Participants also may listen to a live webcast of the presentation by visiting the link on the Investor Relations page of the Ameris Bank website.

About Ameris Bancorp
Ameris Bancorp is the parent of Ameris Bank, a state-chartered bank headquartered in Atlanta, Georgia. Ameris operates financial centers in five southeastern states and also serves consumer and business customers nationwide through select lending channels. Ameris manages $28.5 billion in assets as of September 30, 2026, and provides a full range of traditional banking and lending products, treasury and cash management, insurance premium financing, and mortgage and refinancing services. Learn more about Ameris at www.amerisbank.com.

(1) Considered non-GAAP financial measure - See reconciliation of GAAP to non-GAAP financial measures in tables 9A - 9D.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP financial measures in its analysis of the Company’s performance. These measures are useful when evaluating the underlying performance and efficiency of the Company’s operations and balance sheet. The Company’s management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company’s management believes that investors may use these non-GAAP financial measures to evaluate the Company’s financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies.

This news release contains forward-looking statements, as defined by federal securities laws, including, among other forward-looking statements, certain plans, expectations and goals. Words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this news release are based on management's opinions only as of the date hereof and are provided to assist in the understanding of potential future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following: general competitive, economic, unemployment, political and market conditions and fluctuations, including real estate market conditions, and the effects of such conditions and fluctuations on the creditworthiness and payment behavior of borrowers, collateral values, asset recovery values and the value of investment securities; movements in interest rates and their impacts on net interest margin, investment security valuations and other performance measures; expectations on credit quality and performance; legislative and regulatory changes; changes in U.S. government trade, monetary and fiscal policies, including tariffs; competitive pressures on product pricing and services; fraud, theft or other misconduct impacting our customers or operations; cybersecurity risks, including data breaches, malware, ransomware and account takeover; the success and timing of our business strategies and plans; our outlook and long-term goals for future growth; and natural disasters, geopolitical events, acts of war or terrorism or other hostilities, public health crises and other catastrophic events beyond our control. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and the Company's subsequently filed periodic reports and other filings. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements except as required by law.

For more information, contact:
Brady Gailey
Executive Director of Corporate Development
(404) 240-1517

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Financial Highlights		Table 1
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands except per share data)	2026	2026	2026	2025	2025	2026	2025
EARNINGS
Net income	$116,093	$51,446	$110,492	$108,356	$106,029	$278,031	$303,798
Adjusted net income(1)	$115,990	$107,309	$110,492	$108,808	$104,110	$333,791	$301,580

COMMON SHARE DATA
Earnings per share available to common shareholders
Basic	$1.74	$0.77	$1.64	$1.59	$1.55	$4.15	$4.43
Diluted	$1.73	$0.77	$1.63	$1.59	$1.54	$4.13	$4.41
Adjusted diluted EPS(1)	$1.73	$1.60	$1.63	$1.59	$1.52	$4.96	$4.38
Cash dividends per share	$0.20	$0.20	$0.20	$0.20	$0.20	$0.60	$0.60
Book value per share (period end)	$61.46	$60.96	$60.64	$59.92	$58.56	$61.46	$58.56
Tangible book value per share (period end)(1)	$45.65	$45.10	$44.79	$44.18	$42.90	$45.65	$42.90
Weighted average number of shares
Basic	66,775,293	66,883,935	67,540,444	68,022,346	68,401,737	67,063,755	68,592,529
Diluted	67,024,653	67,099,941	67,766,997	68,328,365	68,665,669	67,293,307	68,830,787
Period end number of shares	67,108,489	67,106,587	67,320,298	68,022,316	68,587,742	67,108,489	68,587,742
Market data
High intraday price	$93.22	$91.41	$87.98	$78.99	$76.58	$93.22	$76.58
Low intraday price	$79.34	$77.01	$73.20	$68.80	$64.30	$73.20	$48.27
Period end closing price	$79.52	$90.26	$77.99	$74.27	$73.31	$79.52	$73.31
Average daily volume	433,973	531,184	558,814	448,341	435,766	506,927	427,673

PERFORMANCE RATIOS
Return on average assets	1.61%	0.73%	1.62%	1.57%	1.56%	1.32%	1.52%
Adjusted return on average assets(1)	1.61%	1.53%	1.62%	1.58%	1.53%	1.59%	1.51%
Return on average common equity	11.15%	5.00%	10.91%	10.63%	10.61%	9.02%	10.48%
Adjusted return on average tangible common equity(1)	15.00%	14.08%	14.75%	14.53%	14.30%	14.61%	14.42%
Earning asset yield (TE)	5.62%	5.61%	5.57%	5.61%	5.66%	5.60%	5.64%
Total cost of funds	1.94%	1.91%	1.88%	1.95%	2.05%	1.91%	2.06%
Net interest margin (TE)	3.87%	3.88%	3.88%	3.85%	3.80%	3.88%	3.77%
Efficiency ratio	49.32%	74.45%	49.97%	46.59%	49.19%	58.05%	51.16%
Adjusted efficiency ratio(1)	49.15%	50.42%	49.97%	46.68%	49.62%	49.84%	51.34%

CAPITAL ADEQUACY (period end)
Shareholders' equity to assets	14.45%	14.36%	14.52%	14.81%	14.82%	14.45%	14.82%
Tangible common equity to tangible assets(1)	11.14%	11.04%	11.15%	11.37%	11.31%	11.14%	11.31%

OTHER DATA (period end)
Full time equivalent employees
Banking Division	2,020	2,039	2,023	2,043	2,068	2,020	2,068
Retail Mortgage Division	505	516	528	538	546	505	546
Warehouse Lending Division	7	7	7	7	8	7	8
Premium Finance Division	86	88	84	85	78	86	78
Total Ameris Bancorp FTE headcount	2,618	2,650	2,642	2,673	2,700	2,618	2,700

Branch locations	163	163	163	163	164	163	164
Deposits per branch location	$140,534	$138,574	$138,876	$137,276	$135,537	$140,534	$135,537
(1)Considered non-GAAP financial measure - See reconciliation of GAAP to non-GAAP financial measures in tables 9A - 9D

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Income Statement		Table 2
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands except per share data)	2026	2026	2026	2025	2025	2026	2025
Interest income
Interest and fees on loans	$334,538	$326,705	$317,883	$323,833	$321,457	$979,126	$941,518
Interest on taxable securities	30,969	30,217	25,474	24,886	23,253	86,660	62,441
Interest on nontaxable securities	374	383	374	422	343	1,131	1,006
Interest on deposits in other banks	8,667	8,270	8,040	8,922	9,993	24,977	31,497
Total interest income	374,548	365,575	351,771	358,063	355,046	1,091,894	1,036,462

Interest expense
Interest on deposits	104,762	98,995	96,227	105,314	106,851	299,984	318,862
Interest on other borrowings	12,108	14,096	11,108	7,442	10,231	37,312	25,984
Total interest expense	116,870	113,091	107,335	112,756	117,082	337,296	344,846

Net interest income	257,678	252,484	244,436	245,307	237,964	754,598	691,616

Provision for loan losses	13,306	15,894	17,895	16,601	11,176	47,095	30,805
Provision for unfunded commitments	(727)	1,360	(1,338)	6,348	11,446	(705)	16,484
Provision for other credit losses	(1)	(1)	(6)	1	8	(8)	5
Provision for credit losses	12,578	17,253	16,551	22,950	22,630	46,382	47,294
Net interest income after provision for credit losses	245,100	235,231	227,885	222,357	215,334	708,216	644,322

Noninterest income
Service charges on deposit accounts	14,072	14,044	13,679	14,088	13,931	41,795	40,557
Mortgage banking activity	29,226	32,526	37,008	31,874	40,666	98,760	115,141
Other service charges, commissions and fees	1,046	1,065	1,027	1,102	1,124	3,138	3,391
Gain on securities	230	7,392	—	12	1,581	7,622	1,621
Equipment finance activity	10,353	8,948	9,086	8,434	8,858	28,387	22,128
Other noninterest income	9,240	9,557	9,120	6,317	10,114	27,917	26,370
Total noninterest income	64,167	73,532	69,920	61,827	76,274	207,619	209,208

Noninterest expense
Salaries and employee benefits	90,330	91,494	91,366	81,997	90,948	273,190	266,871
Occupancy and equipment	12,573	12,555	11,625	11,321	11,524	36,753	33,602
Data processing and communications expenses	17,096	15,571	16,793	16,236	16,058	49,460	46,279
Credit resolution-related expenses(1)	179	798	509	953	770	1,486	2,192
Advertising and marketing	3,211	3,452	3,296	1,984	3,377	9,959	10,005
Amortization of intangible assets	2,944	3,114	3,393	3,879	3,879	9,451	12,058
Loan servicing expenses	7,080	7,205	7,380	7,267	8,142	21,665	23,862
Other noninterest expenses	25,335	108,525	22,718	19,453	19,868	156,578	65,991
Total noninterest expense	158,748	242,714	157,080	143,090	154,566	558,542	460,860

Income before income tax expense	150,519	66,049	140,725	141,094	137,042	357,293	392,670
Income tax expense	34,426	14,603	30,233	32,738	31,013	79,262	88,872
Net income	$116,093	$51,446	$110,492	$108,356	$106,029	$278,031	$303,798

Diluted earnings per common share	$1.73	$0.77	$1.63	$1.59	$1.54	$4.13	$4.41

(1) Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Period End Balance Sheet	Table 3
	Sep	Jun	Mar	Dec	Sep
(dollars in thousands)	2026	2026	2026	2025	2025
Assets
Cash and due from banks	$211,104	$237,431	$235,114	$253,807	$216,927
Interest-bearing deposits in banks	926,066	959,682	1,094,185	835,113	826,237
Debt securities available-for-sale, at fair value	2,477,536	2,460,623	2,353,396	2,207,173	2,131,671
Debt securities held-to-maturity, at amortized cost	201,808	208,155	202,550	203,242	202,581
Other investments	103,110	123,871	100,718	85,443	70,644
Loans held for sale	398,514	482,220	496,629	623,152	604,136

Loans, net of unearned income	22,350,983	22,177,865	21,827,980	21,513,522	21,258,374
Allowance for credit losses	(362,308)	(359,513)	(354,682)	(348,141)	(345,294)
Loans, net	21,988,675	21,818,352	21,473,298	21,165,381	20,913,080

Other real estate owned	4,148	4,043	3,091	2,918	3,137
Premises and equipment, net	222,223	220,500	216,397	213,097	211,567
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangible assets, net	45,373	48,317	51,430	54,824	58,703
Cash value of bank owned life insurance	430,335	427,789	424,164	420,583	417,096
Other assets	525,157	482,214	443,317	435,500	428,404
Total assets	$28,549,695	$28,488,843	$28,109,935	$27,515,879	$27,099,829

Liabilities
Deposits
Noninterest-bearing	$6,695,113	$6,782,882	$6,748,976	$6,426,145	$6,757,233
Interest-bearing	16,211,860	15,804,691	15,887,764	15,949,850	15,470,845
Total deposits	22,906,973	22,587,573	22,636,740	22,375,995	22,228,078
Other borrowings	928,008	1,250,049	887,974	558,039	337,094
Subordinated deferrable interest debentures	135,798	135,299	134,801	134,302	133,804
Other liabilities	454,661	425,345	368,293	371,515	384,152
Total liabilities	24,425,440	24,398,266	24,027,808	23,439,851	23,083,128

Shareholders' Equity
Preferred stock	—	—	—	—	—
Common stock	73,267	73,265	73,252	72,898	72,900
Capital stock	1,982,500	1,978,573	1,973,881	1,971,131	1,968,124
Retained earnings	2,447,900	2,345,292	2,307,358	2,210,385	2,115,712
Accumulated other comprehensive income (loss), net of tax	(89,329)	(16,508)	(1,476)	8,312	5,171
Treasury stock	(290,083)	(290,045)	(270,888)	(186,698)	(145,206)
Total shareholders' equity	4,124,255	4,090,577	4,082,127	4,076,028	4,016,701
Total liabilities and shareholders' equity	$28,549,695	$28,488,843	$28,109,935	$27,515,879	$27,099,829

Other Data
Earning assets	$26,458,017	$26,412,416	$26,075,458	$25,467,645	$25,093,643
Intangible assets	1,061,019	1,063,963	1,067,076	1,070,470	1,074,349
Interest-bearing liabilities	17,275,666	17,190,039	16,910,539	16,642,191	15,941,743
Average assets	28,549,120	28,210,184	27,672,313	27,394,953	26,972,134
Average common shareholders' equity	4,130,982	4,122,923	4,107,670	4,044,338	3,964,207

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Asset Quality Information	Table 4
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2026	2026	2026	2025	2025	2026	2025
Allowance for Credit Losses
Balance at beginning of period	$412,945	$406,755	$401,558	$392,362	$377,181	$401,558	$368,663

Provision for loan losses	13,306	15,894	17,895	16,601	11,176	47,095	30,805
Provision for unfunded commitments	(727)	1,360	(1,338)	6,348	11,446	(705)	16,484
Provision for other credit losses	(1)	(1)	(6)	1	8	(8)	5
Provision for credit losses	12,578	17,253	16,551	22,950	22,630	46,382	47,294

Charge-offs	16,825	16,616	17,527	19,575	13,631	50,968	43,241
Recoveries	6,314	5,553	6,173	5,821	6,182	18,040	19,646
Net charge-offs (recoveries)	10,511	11,063	11,354	13,754	7,449	32,928	23,595

Ending balance	$415,012	$412,945	$406,755	$401,558	$392,362	$415,012	$392,362

Allowance for loan losses	$362,308	$359,513	$354,682	$348,141	$345,294	$362,308	$345,294
Allowance for unfunded commitments	52,637	53,364	52,004	53,342	46,994	52,637	46,994
Allowance for other credit losses	67	68	69	75	74	67	74
Total allowance for credit losses	$415,012	$412,945	$406,755	$401,558	$392,362	$415,012	$392,362

Non-Performing Assets
Nonaccrual portfolio loans	$102,400	$86,819	$81,969	$84,711	$77,257	$102,400	$77,257
Other real estate owned	4,148	4,043	3,091	2,918	3,137	4,148	3,137
Repossessed assets	—	—	4	4	3	—	3
Accruing loans delinquent 90 days or more	8,605	8,364	8,230	8,492	9,325	8,605	9,325
Non-performing portfolio assets	$115,153	$99,226	$93,294	$96,125	$89,722	$115,153	$89,722
Serviced GNMA-guaranteed mortgage nonaccrual loans	38,802	33,707	34,489	24,347	19,706	38,802	19,706
Total non-performing assets	$153,955	$132,933	$127,783	$120,472	$109,428	$153,955	$109,428

Asset Quality Ratios
Non-performing portfolio assets as a percent of total assets	0.40%	0.35%	0.33%	0.35%	0.33%	0.40%	0.33%
Total non-performing assets as a percent of total assets	0.54%	0.47%	0.45%	0.44%	0.40%	0.54%	0.40%
Net charge-offs as a percent of average loans (annualized)	0.19%	0.20%	0.21%	0.26%	0.14%	0.20%	0.15%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Loan Information	Table 5
	Sep	Jun	Mar	Dec	Sep
(dollars in thousands)	2026	2026	2026	2025	2025
Loans by Type
Commercial and industrial	$3,485,369	$3,453,501	$3,400,837	$3,288,505	$3,299,269
Consumer	143,897	157,252	166,652	180,010	202,688
Mortgage warehouse	1,300,152	1,345,808	1,232,103	1,150,782	1,083,941
Municipal	404,109	415,396	420,775	434,234	437,823
Premium Finance	1,700,913	1,534,445	1,365,018	1,306,267	1,358,259
Real estate - construction and development	1,781,330	1,702,983	1,564,242	1,469,250	1,411,178
Real estate - commercial and farmland	9,090,511	9,243,359	9,364,885	9,311,405	9,054,927
Real estate - residential	4,444,702	4,325,121	4,313,468	4,373,069	4,410,289
Total loans	$22,350,983	$22,177,865	$21,827,980	$21,513,522	$21,258,374

Loans by Risk Grade
Pass	$22,056,159	$21,942,518	$21,598,675	$21,305,745	$21,058,458
Other assets especially mentioned	97,118	61,021	49,359	39,709	37,236
Substandard	197,706	174,326	179,946	168,068	162,680
Total loans	$22,350,983	$22,177,865	$21,827,980	$21,513,522	$21,258,374

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Average Balances	Table 6
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2026	2026	2026	2025	2025	2026	2025
Earning Assets
Interest-bearing deposits in banks	$905,371	$883,521	$879,724	$884,149	$883,976	$889,632	$938,312
Debt securities - taxable	2,803,397	2,703,887	2,532,669	2,432,934	2,282,470	2,680,976	2,133,805
Debt securities - nontaxable	44,747	44,914	45,241	45,237	44,823	44,966	42,517
Loans held for sale	548,736	629,469	616,530	758,588	706,679	597,997	668,177
Loans	22,207,744	21,947,729	21,590,793	21,278,859	21,038,350	21,917,682	20,864,180
Total Earning Assets	$26,509,995	$26,209,520	$25,664,957	$25,399,767	$24,956,298	$26,131,253	$24,646,991

Deposits
Noninterest-bearing deposits	$6,721,999	$6,695,490	$6,547,843	$6,668,120	$6,849,129	$6,655,749	$6,714,016
NOW accounts	4,169,978	4,212,047	4,195,369	4,052,397	3,900,999	4,192,372	3,942,766
MMDA	7,383,668	7,072,892	7,189,981	7,347,897	6,977,134	7,216,222	6,935,931
Savings accounts	760,190	774,903	760,258	754,439	756,383	765,117	763,248
Retail CDs	2,215,297	2,250,844	2,268,935	2,325,456	2,344,084	2,244,829	2,391,146
Brokered CDs	1,598,200	1,420,811	1,221,181	1,249,020	1,070,735	1,414,779	1,059,911
Total Deposits	22,849,332	22,426,987	22,183,567	22,397,329	21,898,464	22,489,068	21,807,018
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	—	—	1	—	1	—	—
FHLB advances	956,111	1,171,702	871,128	423,669	443,243	999,958	307,354
Other borrowings	—	9,768	9,899	9,920	169,994	6,520	185,574
Subordinated deferrable interest debentures	135,535	135,037	134,537	134,041	133,541	135,040	133,046
Total Non-Deposit Funding	1,091,646	1,316,507	1,015,565	567,630	746,779	1,141,518	625,974
Total Funding	$23,940,978	$23,743,494	$23,199,132	$22,964,959	$22,645,243	$23,630,586	$22,432,992

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Interest Income and Interest Expense (TE)	Table 7
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2026	2026	2026	2025	2025	2026	2025
Interest Income
Interest-bearing deposits in banks	$8,667	$8,270	$8,040	$8,922	$9,993	$24,977	$31,497
Debt securities - taxable	30,969	30,217	25,474	24,886	23,253	86,660	62,441
Debt securities - nontaxable (TE)	474	485	473	535	434	1,432	1,273
Loans held for sale	8,751	9,478	9,000	11,233	11,237	27,229	31,860
Loans (TE)	326,629	318,079	309,732	313,467	311,082	954,440	912,200
Total Earning Assets	$375,490	$366,529	$352,719	$359,043	$355,999	$1,094,738	$1,039,271

Interest Expense
Interest-Bearing Deposits
NOW accounts	$18,793	$18,925	$18,106	$18,508	$18,230	$55,824	$54,680
MMDA	50,932	47,070	46,737	52,455	54,657	144,739	160,387
Savings accounts	698	688	679	734	813	2,065	2,469
Retail CDs	18,281	18,531	18,958	20,567	21,253	55,770	66,350
Brokered CDs	16,058	13,781	11,747	13,050	11,898	41,586	34,976
Total Interest-Bearing Deposits	104,762	98,995	96,227	105,314	106,851	299,984	318,862
Non-Deposit Funding
FHLB advances	9,285	11,182	8,179	4,347	4,863	28,646	9,733
Other borrowings	—	129	159	169	2,328	288	7,177
Subordinated deferrable interest debentures	2,823	2,785	2,770	2,926	3,040	8,378	9,074
Total Non-Deposit Funding	12,108	14,096	11,108	7,442	10,231	37,312	25,984
Total Interest-Bearing Funding	$116,870	$113,091	$107,335	$112,756	$117,082	$337,296	$344,846

Net Interest Income (TE)	$258,620	$253,438	$245,384	$246,287	$238,917	$757,442	$694,425

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Yields(1)	Table 8
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
	2026	2026	2026	2025	2025	2026	2025
Earning Assets
Interest-bearing deposits in banks	3.80%	3.75%	3.71%	4.00%	4.48%	3.75%	4.49%
Debt securities - taxable	4.38%	4.48%	4.08%	4.06%	4.04%	4.32%	3.91%
Debt securities - nontaxable (TE)	4.20%	4.33%	4.24%	4.69%	3.84%	4.26%	4.00%
Loans held for sale	6.33%	6.04%	5.92%	5.87%	6.31%	6.09%	6.38%
Loans (TE)	5.84%	5.81%	5.82%	5.84%	5.87%	5.82%	5.85%
Total Earning Assets	5.62%	5.61%	5.57%	5.61%	5.66%	5.60%	5.64%

Interest-Bearing Deposits
NOW accounts	1.79%	1.80%	1.75%	1.81%	1.85%	1.78%	1.85%
MMDA	2.74%	2.67%	2.64%	2.83%	3.11%	2.68%	3.09%
Savings accounts	0.36%	0.36%	0.36%	0.39%	0.43%	0.36%	0.43%
Retail CDs	3.27%	3.30%	3.39%	3.51%	3.60%	3.32%	3.71%
Brokered CDs	3.99%	3.89%	3.90%	4.15%	4.41%	3.93%	4.41%
Total Interest-Bearing Deposits	2.58%	2.52%	2.50%	2.66%	2.82%	2.53%	2.82%
Non-Deposit Funding
FHLB advances	3.85%	3.83%	3.81%	4.07%	4.35%	3.83%	4.23%
Other borrowings	—%	5.30%	6.51%	6.76%	5.43%	5.91%	5.17%
Subordinated deferrable interest debentures	8.26%	8.27%	8.35%	8.66%	9.03%	8.29%	9.12%
Total Non-Deposit Funding	4.40%	4.29%	4.44%	5.20%	5.44%	4.37%	5.55%
Total Interest-Bearing Liabilities	2.69%	2.66%	2.61%	2.74%	2.94%	2.66%	2.93%

Net Interest Spread	2.93%	2.95%	2.96%	2.87%	2.72%	2.94%	2.71%

Net Interest Margin(2)	3.87%	3.88%	3.88%	3.85%	3.80%	3.88%	3.77%

Total Cost of Funds(3)	1.94%	1.91%	1.88%	1.95%	2.05%	1.91%	2.06%
(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 21%.
(2) Rate calculated based on average earning assets.
(3) Rate calculated based on total average funding including noninterest-bearing deposits.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations

Adjusted Net Income	Table 9A
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands except per share data)	2026	2026	2026	2025	2025	2026	2025
Net income available to common shareholders	$116,093	$51,446	$110,492	$108,356	$106,029	$278,031	$303,798

Adjustment items:
Litigation accrual	1,675	82,503	—	—	—	84,178	—
Loss (gain) on sale of MSR	—	—	—	1,127	(125)	—	(467)
Gain on securities	(230)	(7,392)	—	(12)	(1,581)	(7,622)	(1,621)
Servicing right impairment (recovery)	—	—	—	910	—	—	—
Gain on BOLI proceeds	(678)	(846)	—	(220)	(390)	(1,524)	(401)
FDIC special assessment	—	—	—	(1,136)	(318)	—	(318)
Natural disaster expense recovery	(683)	—	—	—	—	(683)	—
Tax effect of adjustment items (Note 1)	(187)	(18,402)	—	(217)	495	(18,589)	589
After tax adjustment items	(103)	55,863	—	452	(1,919)	55,760	(2,218)
Adjusted net income	$115,990	$107,309	$110,492	$108,808	$104,110	$333,791	$301,580

Weighted average number of shares - diluted	67,024,653	67,099,941	67,766,997	68,328,365	68,665,669	67,293,307	68,830,787
Net income per diluted share	$1.73	$0.77	$1.63	$1.59	$1.54	$4.13	$4.41
Adjusted net income per diluted share	$1.73	$1.60	$1.63	$1.59	$1.52	$4.96	$4.38

Average assets	$28,549,120	$28,210,184	$27,672,313	$27,394,953	$26,972,134	$28,149,465	$26,655,680
Return on average assets	1.61%	0.73%	1.62%	1.57%	1.56%	1.32%	1.52%
Adjusted return on average assets	1.61%	1.53%	1.62%	1.58%	1.53%	1.59%	1.51%

Average common equity	$4,130,982	$4,122,923	$4,107,670	$4,044,338	$3,964,207	$4,120,613	$3,876,404
Average tangible common equity	$3,068,523	$3,057,445	$3,039,019	$2,971,985	$2,887,961	$3,055,106	$2,796,180
Return on average common equity	11.15%	5.00%	10.91%	10.63%	10.61%	9.02%	10.48%
Return on average tangible common equity	15.01%	6.75%	14.75%	14.46%	14.57%	12.17%	14.53%
Adjusted return on average tangible common equity	15.00%	14.08%	14.75%	14.53%	14.30%	14.61%	14.42%

Note 1: Tax effect is calculated utilizing a 24.5% rate for taxable adjustments. Gain on BOLI proceeds is non-taxable and no tax effect is included.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Adjusted Efficiency Ratio	Table 9B
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2026	2026	2026	2025	2025	2026	2025
Adjusted Noninterest Expense
Total noninterest expense	$158,748	$242,714	$157,080	$143,090	$154,566	$558,542	$460,860
Adjustment items:
Litigation accrual	(1,675)	(82,503)	—	—	—	(84,178)	—
FDIC special assessment	—	—	—	1,136	318	—	318
Natural disaster expense recovery	683	—	—	—	—	683	—
Adjusted noninterest expense	$157,756	$160,211	$157,080	$144,226	$154,884	$475,047	$461,178

Adjusted Total Revenue
Net interest income	$257,678	$252,484	$244,436	$245,307	$237,964	$754,598	$691,616
Noninterest income	64,167	73,532	69,920	61,827	76,274	207,619	209,208
Total revenue	321,845	326,016	314,356	307,134	314,238	962,217	900,824
Adjustment items:
Gain on securities	(230)	(7,392)	—	(12)	(1,581)	(7,622)	(1,621)
(Gain)/loss on sale of MSR	—	—	—	1,127	(125)	—	(467)
Gain on BOLI proceeds	(678)	(846)	—	(220)	(390)	(1,524)	(401)
Servicing right impairment (recovery)	—	—	—	910	—	—	—
Adjusted total revenue	$320,937	$317,778	$314,356	$308,939	$312,142	$953,071	$898,335

Efficiency ratio	49.32%	74.45%	49.97%	46.59%	49.19%	58.05%	51.16%
Adjusted efficiency ratio	49.15%	50.42%	49.97%	46.68%	49.62%	49.84%	51.34%

Tangible Book Value Per Share	Table 9C
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands except per share data)	2026	2026	2026	2025	2025	2026	2025
Total shareholders' equity	$4,124,255	$4,090,577	$4,082,127	$4,076,028	$4,016,701	$4,124,255	$4,016,701
Less:
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangibles, net	45,373	48,317	51,430	54,824	58,703	45,373	58,703
Total tangible shareholders' equity	$3,063,236	$3,026,614	$3,015,051	$3,005,558	$2,942,352	$3,063,236	$2,942,352

Period end number of shares	67,108,489	67,106,587	67,320,298	68,022,316	68,587,742	67,108,489	68,587,742
Book value per share (period end)	$61.46	$60.96	$60.64	$59.92	$58.56	$61.46	$58.56
Tangible book value per share (period end)	$45.65	$45.10	$44.79	$44.18	$42.90	$45.65	$42.90

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Tangible Common Equity to Tangible Assets ("TCE Ratio")	Table 9D
	Sep	Jun	Mar	Dec	Sep
(dollars in thousands except per share data)	2026	2026	2026	2025	2025
Total shareholders' equity	$4,124,255	$4,090,577	$4,082,127	$4,076,028	$4,016,701
Less:
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangibles, net	45,373	48,317	51,430	54,824	58,703
Total tangible shareholders' equity	$3,063,236	$3,026,614	$3,015,051	$3,005,558	$2,942,352

Total assets	$28,549,695	$28,488,843	$28,109,935	$27,515,879	$27,099,829
Less:
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangibles, net	45,373	48,317	51,430	54,824	58,703
Total tangible assets	$27,488,676	$27,424,880	$27,042,859	$26,445,409	$26,025,480

Equity to Assets	14.45%	14.36%	14.52%	14.81%	14.82%
Tangible Common Equity to Tangible Assets	11.14%	11.04%	11.15%	11.37%	11.31%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting	Table 10
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2026	2026	2026	2025	2025	2026	2025
Retail Mortgage Division
Net interest income	$14,622	$15,844	$16,828	$19,312	$20,179	$47,294	$64,054
Provision for credit losses	2,397	(3,346)	3,074	(3,142)	529	2,125	6,730
Noninterest income	28,452	32,151	36,316	30,056	40,081	96,919	112,536
Noninterest expense
Salaries and employee benefits	19,278	21,493	21,912	21,413	21,589	62,683	66,942
Occupancy and equipment expenses	662	685	649	754	760	1,996	2,400
Data processing and telecommunications expenses	1,334	1,302	1,224	1,315	1,232	3,860	3,920
Other noninterest expenses	11,592	11,587	12,532	11,547	12,480	35,711	36,939
Total noninterest expense	32,866	35,067	36,317	35,029	36,061	104,250	110,201
Income before income tax expense	7,811	16,274	13,753	17,481	23,670	37,838	59,659
Income tax expense	1,641	3,417	2,888	3,671	4,970	7,946	12,528
Net income	$6,170	$12,857	$10,865	$13,810	$18,700	$29,892	$47,131

Warehouse Lending Division
Net interest income	$9,507	$8,825	$7,594	$7,430	$7,474	$25,926	$20,467
Provision for credit losses	(34)	184	177	129	23	327	217
Noninterest income	913	794	796	736	756	2,503	3,203
Noninterest expense
Salaries and employee benefits	591	468	544	556	566	1,603	1,736
Occupancy and equipment expenses	8	7	8	7	7	23	21
Data processing and telecommunications expenses	65	59	35	54	57	159	154
Other noninterest expenses	175	184	179	195	195	538	561
Total noninterest expense	839	718	766	812	825	2,323	2,472
Income before income tax expense	9,615	8,717	7,447	7,225	7,382	25,779	20,981
Income tax expense	2,019	1,831	1,564	1,517	1,550	5,414	4,406
Net income	$7,596	$6,886	$5,883	$5,708	$5,832	$20,365	$16,575

Premium Finance Division
Net interest income	$14,833	$12,515	$11,647	$11,802	$12,251	$38,995	$33,321
Provision for credit losses	222	417	1,447	926	461	2,086	1,633
Noninterest income	19	18	17	17	18	54	51
Noninterest expense
Salaries and employee benefits	3,032	2,865	2,664	2,446	2,492	8,561	7,175
Occupancy and equipment expenses	33	40	38	37	39	111	112
Data processing and telecommunications expenses	187	169	186	106	101	542	321
Other noninterest expenses	439	390	687	1,240	1,075	1,516	3,159
Total noninterest expense	3,691	3,464	3,575	3,829	3,707	10,730	10,767
Income before income tax expense	10,939	8,652	6,642	7,064	8,101	26,233	20,972
Income tax expense	2,297	1,817	1,384	1,450	1,669	5,498	4,293
Net income	$8,642	$6,835	$5,258	$5,614	$6,432	$20,735	$16,679

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting (continued)	Table 10
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2026	2026	2026	2025	2025	2026	2025
Banking Division
Net interest income	$218,716	$215,300	$208,367	$206,763	$198,060	$642,383	$573,774
Provision for credit losses	9,993	19,998	11,853	25,037	21,617	41,844	38,714
Noninterest income	34,783	40,569	32,791	31,018	35,419	108,143	93,418
Noninterest expense
Salaries and employee benefits	67,429	66,668	66,246	57,582	66,301	200,343	191,018
Occupancy and equipment expenses	11,870	11,823	10,930	10,523	10,718	34,623	31,069
Data processing and telecommunications expenses	15,510	14,041	15,348	14,761	14,668	44,899	41,884
Other noninterest expenses	26,543	110,933	23,898	20,554	22,286	161,374	73,449
Total noninterest expense	121,352	203,465	116,422	103,420	113,973	441,239	337,420
Income before income tax expense	122,154	32,406	112,883	109,324	97,889	267,443	291,058
Income tax expense	28,469	7,538	24,397	26,100	22,824	60,404	67,645
Net income	$93,685	$24,868	$88,486	$83,224	$75,065	$207,039	$223,413

Total Consolidated
Net interest income	$257,678	$252,484	$244,436	$245,307	$237,964	$754,598	$691,616
Provision for credit losses	12,578	17,253	16,551	22,950	22,630	46,382	47,294
Noninterest income	64,167	73,532	69,920	61,827	76,274	207,619	209,208
Noninterest expense
Salaries and employee benefits	90,330	91,494	91,366	81,997	90,948	273,190	266,871
Occupancy and equipment expenses	12,573	12,555	11,625	11,321	11,524	36,753	33,602
Data processing and telecommunications expenses	17,096	15,571	16,793	16,236	16,058	49,460	46,279
Other noninterest expenses	38,749	123,094	37,296	33,536	36,036	199,139	114,108
Total noninterest expense	158,748	242,714	157,080	143,090	154,566	558,542	460,860
Income before income tax expense	150,519	66,049	140,725	141,094	137,042	357,293	392,670
Income tax expense	34,426	14,603	30,233	32,738	31,013	79,262	88,872
Net income	$116,093	$51,446	$110,492	$108,356	$106,029	$278,031	$303,798